UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018 (September 17, 2018)

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6225 Neil Road, Reno, Nevada (Address of principal executive offices)	89511-1136 (Zip code)

(775) 356-9029 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) The independent registered public accounting firm of Ormat Technologies, Inc. (the “Company”), PricewaterhouseCoopers LLP (“PwC LLP”), evaluates on an ongoing basis whether it satisfies applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) to serve as the principal auditor of the Company.  The principal auditor analysis considers, among other things, the portion of the Company’s financial statements audited by different auditors, together with other quantitative and qualitative factors under applicable PCAOB standards, and relevant trends in the Company’s business.

In connection with its most recent evaluation thereof, PwC LLP informed the Audit Committee on September 17, 2018 that it no longer meets the PCAOB’s standards to serve as principal auditor and that the principal auditor function should be assigned to Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of PricewaterhouseCoopers International Limited (“PwC Israel”). PwC Israel participated in a portion of the audit of the Company’s consolidated financial statements for the years ended December 31, 2016 and 2017. As a result of this evaluation, PwC LLP resigned, and the Audit Committee accepted the resignation of PwC LLP as the Company’s independent registered public accounting firm and appointed PwC Israel as the Company’s independent registered public accounting firm. Accordingly, the signing PwC office will transition from the San Francisco office of PwC LLP to the Tel Aviv office of PwC Israel, although PwC LLP will continue to maintain auditing responsibilities with respect to the Company’s U.S. operations.

PwC LLP and PwC Israel are both member firms of the same network, but they are separate legal entities and are registered separately with the PCAOB. As a result, the rules of the Securities and Exchange Commission (the “Commission”) require the Company to file this Form 8-K setting out the change in principal auditor and other required information.

PwC LLP’s audit reports on the consolidated financial statements for the fiscal years ended December 31, 2016 and 2017 of the Company did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through September 17, 2018, there were no disagreements between the Company and PwC LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC LLP’s satisfaction, would have caused PwC LLP to make reference to the matters in their reports on the Company’s consolidated financial statements for such years.

During the Company’s fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through September 17, 2018, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified in the design of the Company’s internal control over financial reporting related to the Company’s accounting for income taxes, which affected the recording of income tax accounts by the Company in its interim and annual consolidated financial statements during 2017, including audit adjustments to the income tax accounts. For additional information, refer to Item 9A of the Form 10-K/A filed on June 19, 2018.

The Company has requested that PwC LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 21, 2018, is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective September 17, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the engagement of PwC Israel as the Company’s independent registered public accounting firm, commencing with the review of the Company’s financial statements to be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2018.

As stated above, PwC Israel participated in a portion of the audit of the Company’s consolidated financial statements for the years ended December 31, 2016 and 2017. During the Company’s two most recent years ended December 31, 2016 and December 31, 2017 and the subsequent interim period through September 17, 2018, other than in the normal course of the audit, neither the Company nor anyone on its behalf has consulted with PwC Israel regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided by PwC Israel that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP dated September 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2018

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP dated September 21, 2018.